Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-263742, 333-265009, 333-251416, 333-265027, 333-267329, 333-265029, 333-275497, 333-275021, 333-275022, 333-275023, 333-275025, 333-275026 and 333-277710) of Equitable Financial Life Insurance Company of America of our report dated March 18, 2024 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Charlotte, North Carolina
March 18, 2024